Exhibit 99.1

            ARBOR REALTY TRUST DECLARES FOURTH QUARTER 2005 DIVIDEND

    UNIONDALE, N.Y., Jan. 11 /PRNewswire-FirstCall/ -- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, announced today that its Board of Directors has declared a quarterly cash dividend of $0.70 per share of common stock for the quarter ended December 31, 2005. The fourth quarter cash dividend represents an 8% increase over the prior quarter. The dividend is payable on February 06, 2006 to common shareholders of record on January 23, 2006.

    "We are pleased to announce that we are increasing our quarterly cash dividend for the sixth consecutive quarter," said Ivan Kaufman, Chairman and Chief Executive Officer. "Our first priority is and always will be to maximize shareholder value. Our shareholders have benefited from our consistent earnings growth and the returns we have generated from our equity participation interests. As we've previously announced, a portion of the Prime distribution we received in the second quarter was used to fund a part of our second and third quarter dividends. This distribution will be used to fund a portion of this current dividend, and we intend to use this and any similar distributions to help fund future dividend growth."

    About Arbor Realty Trust, Inc.

    Arbor Realty Trust, Inc. is a real estate investment trust which invests in a diversified portfolio of multifamily and commercial real estate related bridge and mezzanine loans, preferred equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 15 offices in the U.S. that specializes in debt and equity financing for multifamily and commercial real estate.

    Safe Harbor Statement

    Certain items in this press release may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor's expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in the Arbor's Annual Report on Form 10-K for the year ended December 31, 2004 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

    Contacts:                               Investors:
    Arbor Realty Trust, Inc.                Stephanie Carrington/ Denise Roche

    Paul Elenio, Chief Financial Officer    The Ruth Group
    516-832-7422                            646-536-7017 / 7008
    paul.elenio@thearbornet.com             scarrington@theruthgroup.com
                                            droche@theruthgroup.com

    Media:
    Bonnie Habyan, SVP of Marketing
    516-229-6615
    bonnie.habyan@thearbornet.com

SOURCE  Arbor Realty Trust, Inc.
    -0-                             01/11/2006
    /CONTACT: Paul Elenio, Chief Financial Officer, +1-516-832-7422, paul.elenio@thearbornet.com, or Media - Bonnie Habyan, SVP of Marketing, +1-516-229-6615, bonnie.habyan@thearbornet.com, both of Arbor Realty Trust, Inc.; or Investors - Stephanie Carrington, +1-646-536-7017, scarrington@theruthgroup.com, or Denise Roche, +1-646-536-7008, droche@theruthgroup.com, both of The Ruth Group, for Arbor Realty Trust, Inc./